UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 20, 2011 (June 14, 2011)

SYMBION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50574 (Commission File Number)	62-1625480 (IRS Employer Identification No.)

40 Burton Hills Boulevard, Suite 500
Nashville, Tennessee  37215
(Address of principal executive offices) (Zip Code)

(615) 234-5900
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On June 14, 2011 (the “Closing Date”), Symbion, Inc. (the “Company”) issued $350 million aggregate principal amount of 8.00% Senior Secured Notes due 2016 (the “Senior Secured Notes”) at a price of 98.492%.  The Senior Secured Notes were issued in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended.

The Company used the net proceeds from the sale of the Senior Secured Notes, together with cash on its balance sheet, to repay in full all outstanding borrowings under its $350 million existing senior secured credit facilities and to repurchase $70.8 million aggregate principal amount of its 11.00%/11.75% senior PIK toggle notes due 2015 (the “PIK Toggle Notes”), at par plus accrued and unpaid interest, from certain holders of PIK Toggle Notes.

Simultaneously with the closing of the Senior Secured Notes offering, the Company entered into a new $50 million senior secured super-priority revolving credit facility (the “New Credit Facility”) and issued $88.5 million aggregate principal amount of its 8.00% senior PIK exchangeable notes due 2017 (the “PIK Exchangeable Notes”) to affiliates of Crestview Partners, L.P. (“Crestview”), affiliates of The Northwestern Mutual Life Insurance Company (“Northwestern Mutual”), and certain other holders of PIK Toggle Notes in exchange for $85.4 million aggregate principal amount of its PIK Toggle Notes, at par plus accrued and unpaid interest.  Crestview and Northwestern Mutual are beneficial owners of greater than five percent of the outstanding common stock of Symbion Holdings Corporation, the Company’s parent company (“Holdings”).

A copy of the press release issued by the Company on June 14, 2011, in connection with the closing of the transactions described herein is furnished as Exhibit 99.1 to this report.

The following is a brief description of the transactions and related agreements:

Senior Secured Notes

The Senior Secured Notes were issued pursuant to the terms of an Indenture (the “Senior Secured Indenture”), among the Company, certain of the Company’s subsidiaries named as guarantors therein (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).  Interest on the Senior Secured Notes accrues at the rate of 8.00% per annum and is payable semi-annually in arrears on June 15 and December 15, commencing on December 15, 2011.  The Senior Secured Notes mature on June 15, 2016.

The Guarantors guarantee the Senior Secured Notes. The Senior Secured Notes and the guarantees are secured by a first-priority lien, pari passu, subject to an Intercreditor Agreement (as defined below), with the liens granted under the New Credit Facility, and subject to certain exceptions and permitted liens on substantially all of the Company’s and the Guarantors’ tangible and intangible assets (the “Collateral”).  With respect to the Collateral, the indebtedness and obligations under the Senior Secured Notes, the New Credit Facility and certain other first lien obligations permitted under the Senior Secured Indenture have first-priority liens.  Under the terms of the Intercreditor Agreement, however, in the event of a foreclosure on the Collateral or insolvency proceedings, the holders of the Senior Secured Notes would receive proceeds from the Collateral only after debt under the New Credit Facility and obligations under certain hedging and cash management arrangements owed to lenders or their affiliates under the New Credit Facility have been repaid.

The Senior Secured Notes and the guarantees rank:

•                  pari passu with the Company’s and the Guarantors’ obligations that are secured by first priority liens, except obligations under the New Credit Facility are entitled to proceeds of the Collateral prior to the Senior Secured Notes in the event of a foreclosure or in any insolvency proceeding;

•                  equal in right of payment to all of the Company’s and the Guarantors’ unsubordinated obligations;

•                  effectively senior in right of payment to all of the Company’s and the Guarantors’ existing and future unsecured obligations to the extent of the value of the Collateral;

•                  senior in right of payment to all of the Company’s and the Guarantors’ future obligations that are expressly subordinated in right of payment to the Senior Secured Notes; and

•                  structurally junior to all obligations of the Company’s subsidiaries that are not Guarantors except, with respect to any subsidiary, to the extent of any intercompany loans owing by such subsidiary that constitute Collateral.

The Senior Secured Indenture permits additional indebtedness or other obligations to be secured by the Collateral either on a pari passu or on a junior priority basis relative to the Senior Secured Notes, subject to limitations.

The Senior Secured Indenture contains customary covenants, including, among other things: limitations on the Company’s and the Guarantors’ ability to incur additional indebtedness and issue preferred stock; pay dividends or make other distributions; make certain payments and investments; create liens; sell assets, including the capital stock of restricted subsidiaries; merge or consolidate with other entities; and enter into transactions with affiliates.

Upon the occurrence of a change of control, as defined in the Senior Secured Indenture, each holder of the Senior Secured Notes has the right to require the Company to repurchase some or all of such holder’s Senior Secured Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus any accrued and unpaid interest to the repurchase date.

At any time on or after June 15, 2014, the Company may redeem all or any portion of the Senior Secured Notes at the redemption prices set forth in the Senior Secured Indenture. Prior to June 15, 2014, but not more than once in each of the twelve-month periods commencing on June 15 in each of 2011, 2012 and 2013, the Company may redeem, in the case of each such redemption, in the aggregate up to 10% of the original aggregate principal amount of the Senior Secured Notes (calculated after giving effect to any issuance of additional Senior Secured Notes) at a redemption price (expressed as a percentage of the principal amount thereof) equal to 103%, plus accrued and unpaid interest, if any, to the redemption date. Prior to June 15, 2014, the Company may redeem all or any portion of the Senior Secured Notes at 100% of their principal amount, plus a “make whole” premium, plus accrued and unpaid interest.

In addition, at any time and from time to time on or prior to June 15, 2014, the Company may redeem up to 35% of the aggregate principal amount of the Senior Secured Notes using the net cash proceeds of certain public equity offerings, so long as:

•                  the Company pays 108% of the principal amount of the Senior Secured Notes to be redeemed, plus accrued and unpaid interest, if any, to the date of redemption;

•                  at least 65% of the aggregate principal amount of all Senior Secured Notes issued under the Senior Secured Indenture remain outstanding afterwards; and

•                  the redemption occurs within 90 days of the date of the closing of such public equity offering.

The Senior Secured Indenture contains events of default (subject in certain cases to customary grace and cure periods), including, among other things, payment defaults, breach of covenants, cross-defaults to other indebtedness, and bankruptcy and insolvency defaults.  A default under the Senior Secured Indenture permits the Trustee and/or the holders of at least 25% in principal amount of the outstanding Senior Secured Notes to require immediate repayment of all principal together with all accrued and unpaid interest on the Senior Secured Notes.

In connection with the closing of the sale of the Senior Secured Notes, the Company and the Guarantors entered into a Registration Rights Agreement (the “Senior Secured Registration Rights Agreement”), dated as of the Closing Date, whereby the Company agreed, under certain circumstances, to register senior secured notes with substantially identical terms to the Senior Secured Notes (the “Registered Senior Secured Notes”) and commence an exchange offer to allow holders of the Senior Secured Notes to exchange their Senior Secured Notes for Registered Senior Secured Notes.

PIK Exchangeable Notes

The PIK Exchangeable Notes were issued pursuant to the terms of an Indenture (the “PIK Exchangeable Indenture”), among the Company, Holdings, the Guarantors and the Trustee.  The PIK Exchangeable Notes mature on June 15, 2017.  Interest accrues on the PIK Exchangeable Notes at a rate of 8.00% per year, compounding semi-annually on June 15 and December 15 of each year, commencing on December 15, 2011. The Company does not pay interest in cash on the PIK Exchangeable Notes.  Instead, the Company pays interest on the PIK exchanges notes in kind by increasing the principal amount of the PIK Exchangeable Notes on each interest accrual date by an amount equal to the entire amount of the accrued interest.

The PIK Exchangeable Notes are exchangeable into shares of common stock of Holdings at any time prior to the close of business on the business day immediately preceding the maturity date of the PIK Exchangeable Notes at an initial exchange price of $3.50 per share.  Upon exchange, holders of the PIK Exchangeable Notes will receive a number of shares of common stock of Holdings equal to (i) the accreted principal amount of the PIK Exchangeable Notes to be exchanged, plus accrued and non-capitalized interest, divided by (ii) the exchange price.  The exchange price in effect at any time is subject to customary adjustments.

The PIK Exchangeable Notes are unsecured senior obligations and rank equally with other existing and future senior indebtedness, senior to all future subordinated indebtedness and effectively junior to all secured indebtedness to the extent of the value of the collateral securing such indebtedness.  Holdings and substantially all of the Company’s existing and future material wholly-owned domestic restricted subsidiaries guarantee the PIK Exchangeable Notes on a senior basis, as required by the PIK Exchangeable Indenture. Each guarantee is unsecured and ranks equally with senior indebtedness of the guarantor, senior to all of the guarantor’s subordinated indebtedness and effectively junior to its secured indebtedness to the extent of the value of the collateral securing such indebtedness.

The Company may not redeem the PIK Exchangeable Notes prior to June 15, 2014. On or after June 15, 2014, the Company may redeem some or all of the PIK Exchangeable Notes for cash at a redemption price equal to a specified percentage of the accreted principal amount of the PIK Exchangeable Notes to be redeemed, plus accrued and non-capitalized interest.  The specified percentage for such redemptions is 104% for redemptions during the year commencing on June 15, 2014, 102% for redemptions during the year commencing on June 15, 2015, and 100% for redemptions during the year commencing June 15, 2016.

The PIK Exchangeable Indenture contains various restrictive covenants, including, among other things, financial covenants that limit the Company’s ability and the ability of the Company’s subsidiaries to borrow money or guarantee other indebtedness, grant liens, make investments, sell assets, pay dividends, and engage in transactions with affiliates.

The PIK Exchangeable Indenture contains events of default (subject in certain cases to customary grace and cure periods), including, among other things, payment defaults, breach of covenants, cross-defaults to other indebtedness, and bankruptcy and insolvency defaults.  A default under the PIK Exchangeable Indenture permits the Trustee and/or the holders of at least 25% in principal amount of the outstanding PIK Exchangeable Notes to require immediate repayment of all principal together with all accrued and non-capitalized interest on the PIK Exchangeable Notes.

In connection with the issuance of the PIK Exchangeable Notes, the Company, Holdings and the Guarantors entered into a Registration Rights Agreement, dated as of the Closing Date, with affiliates of Crestview, affiliates of Northwestern Mutual, and certain other holders of PIK Exchangeable Notes, whereby the Company and Holdings agreed, under certain circumstances, to file a shelf registration statement relating to the offer and sale of the PIK Exchangeable Notes, the guarantees and the shares of common stock of Holdings issued upon exchange of the PIK Exchangeable Notes.

New Credit Facility

On the Closing Date, the Company entered into the New Credit Facility with a syndicate of financial institutions led by affiliates of the initial purchasers of the Senior Secured Notes providing for a $50.0 million senior secured super-priority revolving credit facility, including revolving credit loans and swingline loans and under which standby letters of credit may be issued. The revolving credit facility matures four and one-half years after the Closing Date. The New Credit Facility is subject to a potential, although uncommitted, increase of up to $25.0 million at the Company’s request at any time prior to maturity of the facility, subject to certain conditions, including compliance with a maximum net senior secured leverage ratio and a minimum cash interest coverage ratio. The increase is only available if one or more financial institutions agree to provide it.

Loans under the New Credit Facility bear interest, at the Company’s option, at the reserve adjusted LIBOR rate plus 4.50% or at the alternate base rate plus 3.50%.

The Company is required to pay a commitment fee at a rate equal to 0.50% per annum on the undrawn portion of commitments in respect of the New Credit Facility. This fee is payable quarterly in arrears and on the date of termination or expiration of the commitments. The Company will pay a letter of credit fee (payable quarterly in arrears) on the outstanding undrawn amounts of letters of credit issued under the New Credit Facility at a rate per year equal to the then existing applicable LIBOR rate margin for revolving credit loans, which fees shall be shared by all lenders participating in that letter of credit, and an additional fronting fee equal to 0.25% per annum, payable quarterly in arrears, and other customary and reasonable issuance and administration fees, to the issuer of each letter of credit.

Holdings and the Guarantors are guarantors of the New Credit Facility. The Company’s obligations under the New Credit Facility are secured on a “first-out” basis by:

•                  a first-priority perfected lien on substantially all existing and after-acquired personal property and all material after-acquired real property of the Company and the guarantors, subject to customary permitted liens described in the New Credit Facility;

•                  a first-priority perfected lien on, and pledge of, all of the stock of all the Company’s existing and future direct and indirect material domestic subsidiaries (subject to certain exceptions) and no more than 65% of the voting stock of any of the Company’s foreign subsidiaries or one of the Company’s domestic subsidiaries and a pledge of all intercompany indebtedness in favor of the Company or any guarantor; and

•                  a pledge by Holdings of the capital stock of the Company.

In the event of a liquidation of the Company, all amounts outstanding under the New Credit Facility would be paid out before the Senior Secured Notes, PIK Exchangeable Notes or PIK Toggle Notes.

The New Credit Facility contains customary covenants and restrictions on the Company’s ability to engage in specified activities, including, among other things:

(1) limitations on other indebtedness, liens, investments and guarantees;

(2) restrictions on dividends, redemptions of capital stock, transactions with affiliates and redemptions and prepayments of subordinated debt; and

(3) restrictions on mergers and acquisitions, sales of assets and sale-leaseback transactions.

The New Credit Facility also contains financial covenants requiring the Company not to exceed a maximum net senior secured leverage ratio or fall below a minimum cash interest coverage ratio, in each case tested quarterly. Borrowings under the New Credit Facility are subject to significant conditions, including the absence of any material adverse change.

Intercreditor Agreement

The Company, Holdings, the Guarantors, Morgan Stanley Senior Funding, Inc., as collateral agent for the secured parties under the New Credit Facility (the “Credit Agreement Collateral Agent”), and U.S. Bank National Association, as collateral agent for the holders of Senior Secured Notes (the “Notes Collateral Agent”), entered into an Intercreditor Agreement, dated as of the Closing Date, with respect to the Collateral that provides that, notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any liens on any

Collateral in which the Notes Collateral Agent and the Credit Agreement Collateral Agent have perfected security interests, the Notes Collateral Agent and the Credit Agreement Collateral Agent, with respect to such Collateral, will have equal rights to enforce the respective security interests in the Collateral subject to certain other provisions of the Intercreditor Agreement; provided that, in the event of a foreclosure on the Collateral or insolvency proceedings, the holders of the Senior Secured Notes will receive proceeds from the Collateral only after debt under the New Credit Facility as well as obligations under certain hedging and cash management arrangements owed to lenders or their affiliates under the New Credit Facility have been repaid.

The Intercreditor Agreement provides, among other things, that the Company and the Guarantors shall not, and shall not permit any subsidiary to, grant or permit or suffer to exist any additional liens on any asset or property to secure the obligations under the New Credit Facility, the obligations under the Senior Secured Notes or any class of pari passu indebtedness, unless such party has granted a lien on such asset or property to secure the obligations under the New Credit Facility, the obligations under the Senior Secured Notes and each other class of pari passu indebtedness, as the case may be, subject to certain exceptions.

The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the agreements attached hereto as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 10.1 and 10.2, and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On the Closing Date, all outstanding term loans and revolving loans, together with interest and all other amounts due in connection therewith, under the Credit Agreement, dated as of August 23, 2007, among Symbol Holdings Corporation, Symbol Merger Sub, Inc., the Lenders party thereto from time to time, Merrill Lynch Capital Corporation as Administrative Agent and Collateral Agent, Bank of America, N.A. as Syndication Agent, The Royal Bank of Scotland PLC and Fifth Third Bank as Co-Documentation Agents, and Merrill Lynch & Co., Merrill, Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC as Joint Lead Arrangers and Joint Lead Bookrunners were repaid in full, and the Credit Agreement was terminated.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits

4.1	Indenture, dated as of June 14, 2011, among Symbion, Inc., the guarantors party thereto, and U.S. Bank National Association, as trustee, relating to the 8.00% Senior Secured Notes Due 2016.

4.2	Form of 8.00% Senior Secured Notes Due 2016 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of June 14, 2011, among Symbion, Inc., the guarantors party thereto, and Morgan Stanley & Co. LLC, Barclays Capital Inc. and Jefferies & Company, Inc.

4.4	Indenture, dated as of June 14, 2011, among Symbion, Inc., the guarantors party thereto, and U.S. Bank National Association, as trustee, relating to the 8.00% Senior PIK Exchangeable Notes Due 2017.

4.5	Form of 8.00% Senior PIK Exchangeable Notes Due 2017 (included in Exhibit 4.4).

4.6	Form of Registration Rights Agreement, dated as of June 14, 2011, among Symbion, Inc., Symbion Holdings Corporation, the subsidiary guarantors party thereto, and the initial holders named therein.

10.1

Credit Agreement, dated as of June 14, 2011, among Symbion Holdings Corporation, Symbion, Inc., the lenders party thereto from time to time, Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, Morgan Stanley Bank, N.A., as swing line lender and issuing bank, and Barclays Capital and Jefferies Finance LLC, as co-syndication agents.

10.2

Intercreditor Agreement, dated as of June 14, 2011, among Symbion Holdings Corporation, Symbion, Inc., the other grantors party thereto, Morgan Stanley Senior Funding, Inc., as credit agreement collateral agent, and U.S. Bank National Association, as notes collateral agent.

99.1	Press release issued by Symbion, Inc. on June 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2011	SYMBION, INC.

	By:	/s/ Teresa F. Sparks
Teresa F. Sparks
Senior Vice President of Finance and Chief Financial Officer

Exhibit Index

No.	Description

4.1	Indenture, dated as of June 14, 2011, among Symbion, Inc., the guarantors party thereto, and U.S. Bank National Association, as trustee, relating to the 8.00% Senior Secured Notes Due 2016.

4.2	Form of 8.00% Senior Secured Notes Due 2016 (included in Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of June 14, 2011, among Symbion, Inc., the guarantors party thereto, and Morgan Stanley & Co. LLC, Barclays Capital Inc. and Jefferies & Company, Inc.

4.4	Indenture, dated as of June 14, 2011, among Symbion, Inc., the guarantors party thereto, and U.S. Bank National Association, as trustee, relating to the 8.00% Senior PIK Exchangeable Notes Due 2017.

4.5	Form of 8.00% Senior PIK Exchangeable Notes Due 2017 (included in Exhibit 4.4).

4.6	Form of Registration Rights Agreement, dated as of June 14, 2011, among Symbion, Inc., Symbion Holdings Corporation, the subsidiary guarantors party thereto, and the initial holders named therein.

10.1

Credit Agreement, dated as of June 14, 2011, among Symbion Holdings Corporation, Symbion, Inc., the lenders party thereto from time to time, Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, Morgan Stanley Bank, N.A., as swing line lender and issuing bank, and Barclays Capital and Jefferies Finance LLC, as co-syndication agents.

10.2

Intercreditor Agreement, dated as of June 14, 2011, among Symbion Holdings Corporation, Symbion, Inc., the other grantors party thereto, Morgan Stanley Senior Funding, Inc., as credit agreement collateral agent, and U.S. Bank National Association, as notes collateral agent.

99.1	Press release issued by Symbion, Inc. on June 14, 2011.